UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

LoJack Corporation announced today that Michael Umana will be joining the company as Senior Vice President and Chief Financial Officer succeeding Keith E. Farris, who will retire from the position of Chief Financial Officer on March 15, 2006, but will remain with the company to ensure a smooth transition.

Mr. Umana, 43, served as Chief Financial Officer of Saucony, Inc., beginning in 1999 and became Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the company in 2001. In 2005 he became President of the international performance-oriented footwear and apparel company. From 1997 until joining Saucony, Inc. Mr. Umana was Vice President and Chief Financial Officer of the Analytical Instrument Business Unit at PerkinElmer, Inc., a high technology manufacturer. From 1985 to 1997 he held various auditing and consulting positions, the most recent as Senior Manager, Business Consulting at Arthur Andersen, LLP. Mr. Umana is a Certified Public Accountant and received his undergraduate degree in accounting from Boston University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By:/s/ Joseph F. Abely
Joseph F. Abely
Chief Executive Officer

Date: January 24, 2006